For Period Ending:  08/31/2016
File Number:  811-07572

7C (cont). List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number
1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filling and in all subsequent filings on this form. This information is required each time the form is filed. Additional financial information for each of the below series is available in the 08/31/2016 shareholder Report.

Series Number		Series Name
	Is this the last filing for series?
110.		CREDIT OPPORTUNITIES EXPLORER FUND  	NO
111.		DYNAMIC HIGH YIELD EXPLORER FUND    	NO
112.		REAL ESTATE ALLOCATION FUND    	    	NO
113.		REAL ESTATE DEBT INCOME FUND	    	NO
114.		ORIGIN EMERGING MARKETS FUND		NO
115.		GLOBAL OPPORTUNITIES EQUITY HEDGED FUND	NO
116.		SYSTEMATEX INTERNATIONAL FUND		NO
117.		SYSTEMATEX LARGE VALUE FUND		NO
118.		EDGE MIDCAP FUND			NO
119.		MULTI-MANAGER EQUITY LONG/SHORT FUND	NO